SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2008
Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13783 (Commission File Number)	76-0542208 (I.R.S. Employer Identification Number)
1800 West Loop South
Suite 500
Houston, Texas 77027
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 860-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.
     On November 10, 2008, Tontine Capital Partners, L.P. and certain of its affiliates (collectively, “Tontine”), which collectively hold approximately 58% of the outstanding common stock of Integrated Electrical Services, Inc. (“IES”), filed with the Securities and Exchange Commission (“SEC”) a sixth amendment to its Schedule 13D with respect to IES (the “Amendment”).
     In the Amendment, Tontine announced its intention to begin exploring alternatives for the disposition of its holdings in IES, which disposition could be made by means of: (a) dispositions through open market sales, underwritten offerings and/or privately negotiated sales by Tontine, (b) a sale of IES or (c) distributions by Tontine of its interests in IES to its respective investors.
     The IES Board of Directors is evaluating the announcement and expects that it will work together with Tontine to pursue a course of action that will be in the best interests of all IES shareholders.
     For additional information regarding Tontine and the alternatives it is exploring with respect to its holdings in IES, please see the Tontine Schedule 13D/A filed with the SEC on November 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
Date: November 12, 2008	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel